UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

Huayue Electronics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-54205	20-2188353
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Park Avenue South 30th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 478-2676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2015, the Board of Directors (the “Board”) of Huayue Electronics, Inc. (the “Company”) appointed Miller Mays III and Randall Satin to the Board, to fill vacancies on the Board. Mr. Mays and Mr. Satin accepted their appointments to the Board on July 30, 2015. Each of Mr. Mays and Mr. Satin will serve on the Board until the next meeting of stockholders of the Company at which directors are elected, at which time each of such directors is expected to stand for re-election. Biographical information on Mr. Mays and Mr. Satin are set forth below.

Mr. Mays, age 70, has over 40 years of international experience in creating, capitalizing and managing business platforms in numerous and varied industries, including public representations. Since 2008 Mr. Mays has been the Chief Executive Officer of Jones Production and Management L.L.C., a company that trades various fossil fuel products via its chain of distributors and also purchases, cuts and resells large loads of scrap metals domestically. Mr. Mays is also currently the President and Chief Executive Officer of Mays Consulting LLC, which holds an international license for medical products produced by Tib Baroi Shumo LLC. Mr. Mays earned his Bachelor of Business Administration from Louisiana Technical University in 1966, majoring in Transportation & Logistics.

Mr. Satin, age 49, has 25 years of experience in the lighting industry. He has designed, supplied and implemented LED conversions for many luxury commercial clients. Mr. Satin is now concentrating on the consumer market, proving that his systems have the same benefits for residential use. Since 1988, Mr. Satin has been the President and co-founder of 1-800 NY BULBS, Ltd. As President, Mr. Satin supervises all aspects of the company, develops new business opportunities and maintains major client relationships and strategic partnerships. Mr. Satin earned his B.A. from The George Washington University in 1988.

There are no arrangements or understandings between either of Mr. Mays or Mr. Satin and any other person or persons pursuant to which either of Mr. Mays or Mr. Satin was selected as a director of the Company. There are no current or proposed transactions in which either of Mr. Mays or Mr. Satin, or any member of the immediate family of either of Mr. Mays or Mr. Satin, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUAYUE ELECTRONICS, INC.

Date: August 6, 2015	By:	/s/ Isaac H. Sutton
Isaac H. Sutton Chief Executive Officer

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